UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  March 6, 2007

RUSH ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Texas	0-20797	74-1733016
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

555 IH-35 South, Suite 500, New Braunfels, Texas	78130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (830) 626-5200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)                             Compensatory Arrangements of Certain Officers

Bonus Payments. On March 6, 2007, the Compensation Committee of the Board of Directors of Rush Enterprises, Inc. (the “Company”), after a review of performance and competitive market data and based on the Company’s operating results for the 2006 calendar year, approved the following cash bonus payments to the Company’s named executive officers to be made on March 15, 2007:

Name / Title	Bonus

W. M. “Rusty” Rush President, Chief Executive Officer and Director	$1,000,000

W. Marvin Rush Chairman and Director	$750,000

Martin A. Naegelin, Jr. Senior Vice President - Chief Financial Officer	$255,000

David C. Orf Senior Vice President — Marketing, Fleets and Specialized Equipment	$235,000

Daryl J. Gorup Senior Vice President - Dealership Operations	$240,000

Stock Option Grants.  On March 6, 2007, the Compensation Committee of the Board of Directors of the Company approved awards of Class A Common Stock options to the Company’s named executive officers pursuant to the Rush Enterprises, Inc. Long-Term Incentive Plan (the “Plan”).  The options will be granted on March 15, 2007, and the exercise price will be the closing price of the Company’s Class A Common Stock on that date.  The options will vest in three equal annual installments beginning on the third anniversary of the date of grant.

The table below sets forth the number of Class A Common Stock options awarded to each of the Company’s named executive officers:

Name / Title	Options

W. M. “Rusty” Rush President, Chief Executive Officer and Director	50,000

W. Marvin Rush Chairman and Director	40,000

Martin A. Naegelin, Jr. Senior Vice President - Chief Financial Officer	20,000

David C. Orf Senior Vice President — Marketing, Fleets and Specialized Equipment	14,150

Daryl J. Gorup Senior Vice President - Dealership Operations	14,300

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUSH ENTERPRISES, INC.

By:	/s/ Martin A. Naegelin, Jr.
Martin A Naegelin, Jr.
Senior Vice President and Chief Financial Officer

Date:  March 8, 2007